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                                  EXHIBIT 11
                           Lindsay Manufacturing Co.
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                COMPUTATION OF PRIMARY AND FULLY DILUTED SHARES
     For the three months and six months ended February 28, 1995 and 1994
                (Dollars in thousands except per share amounts)
                                      (Unaudited)

    COMPUTATION OF PRIMARY PER SHARE EARNINGS

                                                           Three Months Ended                Six Months Ended
                                                      -----------------------------    -----------------------------
                                                        February         February        February         February
                                                          1995             1994            1995             1994
                                                      ------------     ------------    ------------     ------------
    1.  Weighted average shares outstanding........     4,571,740        4,679,361       4,642,734        4,678,542
    2.  Net additional shares outstanding assuming
           dilutive stock options exercised and
           proceeds used to purchase treasury stock       149,031          179,844         149,527          179,497
                                                      -----------      -----------     -----------      -----------
    3.  Average number of common and common
           equivalent shares outstanding...........     4,720,771        4,859,205       4,792,261        4,858,039
                                                      ===========      ===========     ===========      ===========

    4.  Net earnings for per share computation.....   $     3,003      $     2,731     $     5,002      $     5,872
                                                      ===========      ===========     ===========      ===========

    5.  Net earnings per average common and common
           equivalent shares outstanding...........   $      0.64      $      0.56     $      1.04      $      1.21
                                                      ===========      ===========     ===========      ===========

    COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS

                                                           Three Months Ended                Six Months Ended
                                                      -----------------------------    -----------------------------
                                                        February         February        February         February
                                                          1995             1994            1995             1994
                                                      ------------     ------------    ------------     ------------
    1.  Weighted average shares outstanding........     4,571,740        4,679,361       4,642,734        4,678,542
    2.  Net additional shares outstanding assuming
           dilutive stock options exercised and
           proceeds used to purchase treasury stock       149,031          180,930         150,338          180,930
                                                      -----------      -----------     -----------      -----------
    3.  Average number of common and common
           equivalent shares outstanding...........     4,720,771        4,860,291       4,793,072        4,859,472
                                                      ===========      ===========     ===========      ===========

    4.  Net earnings for per share computation.....   $     3,003      $     2,731     $     5,002      $     5,872
                                                      ===========      ===========     ===========      ===========

    5.  Net earnings per average common and common
           equivalent shares outstanding...........   $      0.64      $      0.56     $      1.04      $      1.21
                                                      ===========      ===========     ===========      ===========

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